Exhibit 99.1

iMergent Announces Change of Fiscal Year

PHOENIX, Nov. 25, 2009 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce software, site development, web hosting and search engine optimization for businesses and entrepreneurs, today announced that its Board of Directors authorized a change in the Company's fiscal year end to December 31 from June 30, effective for fiscal year 2010. The Company plans to report its financial results for the six month transition period of July 1, 2009 through December 31, 2009 on an Annual Report on Form 10-K.

Steven G. Mihaylo, iMergent's Chief Executive Officer, said, "As we continue to evolve and expand our business we believe it is important that our planning and accounting be more aligned with the customers we are seeking to acquire. By moving to a calendar fiscal year, our management processes and sales cycles will be more synchronized with those of our customers."

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and businesses enabling them to market and sell their business products or ideas via the Internet. The company sells its proprietary software and training services which help users build Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software and training, iMergent offers site development, web hosting and search engine optimization (SEO). iMergent, StoresOnline and Crexendo Business Solutions, Inc. are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about iMergent, (i) evolving and expanding its business and (ii) management processes and sales cycles being more synchronized with those of its customers. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the release of this press release, or to reflect the occurrence of unanticipated events.

For a more detailed discussion of risk factors that may affect iMergent's operations and results, please refer to the company's Form 10-K for the year ended June 30, 2009, and the Form 10-Q for the period ended September 30, 2009. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:  iMergent, Inc.

          Steven G. Mihaylo, CEO

          775-530-3955

          Stevemihaylo@imergentinc.com